UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

______________

Subjex Corporation

(Exact name of registrant as specified in its charter)

______________

Minnesota	0-29711	41-1596056
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

3245 Hennepin Ave S Suite 1, Minneapolis MN 55408

(Address of principal executive offices) (Zip Code)

(612) 827-2203

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

A. Report.

Item 8.01

Other Events

On January 23, 2009 an event occurred which was not made in the ordinary course of Subjex Corporation business thus prompting an 8k filing with the SEC.

The Company received verification of the SubjexFMS system performance results for the period January 1, 2008 to December 31, 2008 in accordance with Global Investment Performance Standards (“GIPS”) for the purpose of determining whether any material modifications should be made to our trading activity gain calculations in order for it to conform with GIPS. The letter of audit confirmation is included in this 8-K report.

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.maddoxungar.com

January 23, 2009

Mr. Andrew Hyder, CEO

Subjex Corporation

3245 Hennepin Ave. S., Suite 1

Minneapolis, MN 55408

Dear Mr. Hyder:

This is to confirm that Subjex Corporation’s trading activity for the period January 1, 2008 – December 31, 2008 in accordance with Global Investment Performance Standards (“GIPS”) has been verified by this firm and that we hereby consent to the Company’s use in its materials of a statement that says “Subjex Corporation has been verified by an independent reviewer for the year ended December 31, 2008.”

Sincerely,

 /s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC

This filing completes Subjex Corporations obligations as it relates to the filing requirements of an 8-K filing as defined by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Subjex Corporation
(Registrant)

By	/s/ ANDREW HYDER
Name:	Andrew Hyder,
Title:	CEO

January 26, 2008

3